PRICESMART, INC.
2013 EQUITY INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE AND
RESTRICTED STOCK UNIT AGREEMENT
PriceSmart, Inc., a Delaware corporation (the “Company”), pursuant to the PriceSmart, Inc. Amended and Restated 2013 Equity Incentive Award Plan, as Amended (the “Plan”), hereby grants to the holder listed below (“Holder”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”) with respect to the number of shares of the Company’s Common Stock (the “Shares”) indicated below. Each RSU is hereby granted in tandem with a corresponding dividend equivalent, as further described in Article II of the Restricted Stock Unit Agreement (the “Dividend Equivalents”). This award for Restricted Stock Units and Dividend Equivalents (this “Award”) is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Unit Agreement.
Holder:
Grant Date:
Total Number of RSUs
Subject to Award:
Vesting Schedule The RSUs shall vest as follows:

Shares	Vest Date

In addition, the RSUs shall vest immediately (i) prior to the occurrence of a Change in Control, and (ii) upon Termination of Service due to Holder’s death or Disability, so long as the Holder (A) received this Award in his or her capacity as an Employee or Consultant, and (B) was in good standing as of the date of Termination of Service and was employed by or providing services to the Company or an Affiliate for at least one year prior to the date of the Termination of Service.
.
Distribution Schedule:    The Shares shall be distributable as the RSUs vest pursuant to the Vesting Schedule as further described in the Restricted Stock Unit Agreement.

Holder’s Employer:    Holder is an employee of

SIGNATURE PAGE TO RESTRICTED STOCK UNIT GRANT NOTICE TO EMPLOYEE OF FOREIGN SUBSIDIARY

Instructions: Print this page, sign below and return the completed page to the office of the Company’s general counsel.

By his or her signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and the Restricted Stock Unit Grant Notice to which this signature page is attached. Holder has reviewed the Restricted Stock Unit Agreement, the Plan and the Restricted Stock Unit Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this signature page and fully understands all provisions of the Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan. Holder has been provided with a copy or electronic access to a copy of the prospectus for the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Restricted Stock Unit Grant Notice or the Restricted Stock Unit Agreement.

PRICESMART, INC.		HOLDER
Print:		By:	______________________
Name:	Michael L. McCleary	Name:
Title:	Chief Financial Officer
Address:	9740 Scranton Road San Diego, CA 92121

EXHIBIT A
TO RESTRICTED STOCK UNIT GRANT NOTICE

PRICESMART, INC.
RESTRICTED STOCK UNIT AGREEMENT
Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Agreement (this “Agreement”) is attached, the Company has granted to Holder the right to receive the number of RSUs set forth in the Grant Notice, and their corresponding Dividend Equivalents pursuant to Article II, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. The Grant Notice and this Agreement are subject to the Plan, the terms and conditions of which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE I.
AWARD OF RESTRICTED STOCK UNITS
I.1Award of Restricted Stock Units.
(a)Award. The Company recognizes that the members of its and each of its Subsidiaries’ management teams have unique knowledge and experience which is important for the operational success of the Company’s business, and which competitors in the retail industry, locally and internationally, may find desirable to obtain. The Company therefore believes that it is important to encourage and protect continuity among the management of the Company and its Subsidiaries, so as to help ensure the Company’s success. To promote the management continuity in the Company and its Subsidiaries, the Company offers incentives, additional to those offered to Holder by the Subsidiary of the Company that employs Holder, as reflected in the Grant Notice. In consideration of Holder’s past service to the Subsidiary that employs Holder or agreement to remain in the service of the Subsidiary that employs Holder, and for other good and valuable consideration, the Company hereby grants to Holder the right to receive the number of RSUs set forth in the Grant Notice and their corresponding Dividend Equivalents pursuant to Article II, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. Each RSU represents the right to receive one Share. Prior to actual issuance of any Shares, the Award, including the RSUs and the Dividend Equivalents conferred hereby, represents an unsecured obligation of the Company, payable only from the general assets of the Company.
(b)Vesting; Effect of Termination of Service. The RSUs subject to the Award shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with the Vesting Schedule set forth in the Grant Notice, Holder will have no right to any distribution with respect to such RSUs. In the event of Holder’s Termination of Service to a Subsidiary prior to the vesting of all of the RSUs (other than a Termination of Service due to death or Disability), any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company. The RSUs shall vest immediately upon Termination of Service due to Holder’s death or Disability, so long as the Holder (A) received the RSUs in his or her capacity as an Employee or Consultant, and (B) was in good standing as of the date of Termination of Service and was employed by or providing services to the Company or an Affiliate for at least one year prior to the date of the Termination of Service.

(c)Distribution of Shares.
(i)Shares of Common Stock, to which the Holder is entitled, shall be distributed to Holder (or in the event of Holder’s death, to his or her estate) with respect to such Holder’s vested RSUs within ten (10) days following the date on which such RSUs vest pursuant to the Vesting Schedule set forth in the Grant Notice, subject to the terms and provisions of the Plan and this Agreement.
(ii)All distributions shall be made by the Company in the form of whole shares of Common Stock. Fractional Shares issuable upon vesting of the RSUs shall be rounded down to the nearest whole Share.
            (iii)    Neither the time nor form of distribution of Common Stock with respect to the RSUs may be changed, except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.
(d)Generally. Shares issued under the Award shall be issued to Holder (or in the event of Holder’s death, to his or her estate) in either (a) uncertificated form, with the Shares recorded in the name of Holder in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement; or (b) certificate form.
I.2Taxes.
(a)Representation. Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
(b)Tax Withholding. Notwithstanding anything to the contrary in this Agreement, the Company and its Subsidiary that is Holder’s employer have the authority to deduct or withhold, or require Holder to remit to the Company or Holder’s employer, an amount sufficient to satisfy any Tax Liability (as defined below) with respect to any taxable event arising pursuant to this Agreement. Holder hereby authorizes either the Company or Holder’s employer to satisfy Holder’s obligations with regard to the Tax Liability by one or a combination of the following, in the Company’s or Holder’s employer’s discretion:
            (i)     Withholding from the number of Shares otherwise issuable upon vesting of the RSUs or pursuant to payment of Dividend Equivalents in shares of Common Stock such number of shares of Common Stock having a Fair Market Value equal to the Tax Liability;

            (ii)     Deducting the amount of such Tax Liability from any Dividend Equivalent to be paid in cash;

            (iii)    Deducting the amount of such Tax Liability from other compensation payable to Holder; or

        (iv)    Electing to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Holder’s behalf a whole number of shares of Common Stock from those Shares issuable to Holder upon settlement of the RSUs or the Dividend Equivalents as the Company

determines to be appropriate to generate cash proceeds sufficient to satisfy Holder’s Tax Liability (and any broker’s fees and other costs of sale) and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the Tax Liability arises; or

        (v)    Any combination of the foregoing.

(c)In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 1.2(b)(iv) above: (i) any Shares to be sold through a broker-assisted sale will be sold on the day the Tax Liability arises or as soon thereafter as practicable; (ii) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (iii) Holder will be responsible for all broker’s fees and other costs of sale, and Holder agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Holder as soon as reasonably practicable; (v) Holder acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (vi) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Holder agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Tax Liability. Holder’s acceptance of this Award constitutes Holder’s instruction and authorization to the Company and such brokerage firm to complete the transactions described above.
(d)Holder is ultimately liable and responsible for any Tax Liability owed in connection with the RSUs or the Dividend Equivalents, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs or the Dividend Equivalents. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the Dividend Equivalents or the subsequent sale of the Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure this Award to reduce or eliminate Holder’s tax liability.
        (e)    For purposes of this Agreement, the “Tax Liability” shall mean (i) all U.S. federal, state, local and any non-U.S. withholding or other taxes applicable to the taxable income of Holder, plus (ii) if permitted under the laws of the jurisdiction in which Holder resides, any liability of Holder’s employing company, if different, for income tax, withholding tax and any other employment related taxes or social security contributions in any jurisdiction, in each case resulting from the grant of Shares or the lapse or removal of the restrictions set forth in this Agreement or otherwise pursuant to this Agreement. To avoid negative accounting treatment, the Company shall withhold for the Tax Liability by considering applicable minimum statutory withholding amounts or other applicable withholding rates in the Holder’s country of residence.

I.3Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares upon settlement of the RSUs prior to fulfillment of all of the conditions set forth in Section 11.4 of the Plan.
ARTICLE II.
DIVIDEND EQUIVALENTS

    2.1    Dividend Equivalents. Notwithstanding Section 3.2 hereof, for so long as unvested RSUs are outstanding under this Agreement, Holder shall have the right specifically described herein and no others, to receive distributions (the “Dividend Equivalents”) from the Company equal to any dividends or other distributions (cash or securities) that would have been distributed to Holder if each then-unvested RSU were instead an outstanding Share owned by Holder. The Dividend Equivalents shall be paid at the same time, in the same form and in the same manner as dividends are paid to the holders of Shares of the Company, subject to any applicable tax withholding as provided in Section 1.2, but in no event shall such Dividend Equivalents be paid later than the March 15 of the calendar year following the year in which the related dividend or distribution is declared.

2.2    Termination of Eligibility for Dividend Equivalents. In no event shall Holder be eligible for a Dividend Equivalent (i) with respect to any dividend or distribution the record date for which is after Holder’s Termination of Service, or (ii) with respect to any RSU that has been terminated prior to the applicable record date of the dividend or distribution for any reason, whether due to payment pursuant to Section 1.1(c), forfeiture or otherwise.
I.1No Adjustments. Notwithstanding anything to the contrary contained in Section 13.2 of the Plan, no adjustment shall be made to any unvested RSUs pursuant to Section 13.2 of the Plan with respect to any dividend or distribution to the extent that Dividend Equivalents are paid to Holder in connection therewith.
2.4    Separate Payments. Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.
ARTICLE III.
OTHER PROVISIONS
III.1Award and Interests Not Transferable. This Award, including the RSUs awarded hereunder and the corresponding Dividend Equivalents awarded hereunder, and the rights and privileges conferred hereby, may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares issuable pursuant to the Award have been issued, and all restrictions applicable to such Shares have lapsed. This Award and the rights and privileges conferred hereby, including the RSUs and the corresponding Dividend Equivalents awarded hereunder, shall not be liable for the debts, contracts or engagements of Holder or his or her successors in interest and shall not be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
III.2Rights as Stockholder. Neither Holder nor any person claiming under or through Holder shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Holder (including through electronic delivery to a brokerage account).

After such issuance, recordation and delivery, Holder shall have all the rights of a stockholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.
III.3Forfeiture and Claw-Back Provisions. Holder hereby acknowledges and agrees that the RSUs and any Shares issuable upon distribution thereof are subject to the provisions of Section 11.5 of the Plan.
III.4Adjustments. Holder acknowledges that the RSUs, including the vesting of the RSUs and the number of Shares issuable upon distribution thereof, are subject to adjustment in the discretion of the Administrator upon the occurrence of certain events as provided in this Agreement and Section 13.2 of the Plan.
III.5No Right to Continued Service or Awards; Not a Contract of Employment or Service.
(a)Nothing in the Plan, the Grant Notice, or this Agreement shall confer upon Holder any right to continue in the employ or service of the Company or any Subsidiary, shall form part of any contract of employment or service between the Company or any Subsidiary and Holder, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge or terminate the services of Holder at any time for any reason whatsoever, except to the extent expressly provided otherwise in a written agreement between the Company or any Subsidiary and Holder. No services are requested nor required, from Holder to the Company, for the purposes of this Award.
(b)The grant of the RSUs is a one-time benefit and does not create any contractual or other right or interest to receive a grant of Awards or benefits in lieu of Awards in the future or otherwise. Future grants, if any, will be at the sole discretion of the Company. In addition, the value of the RSUs and the Shares issuable upon distribution thereof is an extraordinary item of compensation outside the scope of any employment contract. As such, neither the RSUs, the Dividend Equivalents nor the Shares issuable upon distribution thereof are part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the underlying Common Stock is unknown and cannot be predicted with certainty.
(c)The rights or opportunity granted to Holder to receive an Award of RSUs or Dividend Equivalents shall not give Holder any rights or additional rights and if Holder ceases to be employed by Holder’s employer, Holder shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Awards held by him or her which lapse or are forfeited by reason of his or her ceasing to be employed by Holder’s employer) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.
(d)Holder shall not be entitled to any compensation or damages for any loss or potential loss which he or she may suffer by reason of being unable to acquire or retain the RSUs, the Dividend Equivalents or the Shares issuable upon distribution thereon, or any interest in the RSUs, Dividend Equivalents or Shares in consequence of the loss or Termination of Service with Holder’s employer for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair).

(e)Holder acknowledges that a fundamental purpose of the Award of RSUs and Dividend Equivalents represented by this Agreement is to provide an incentive for Holder to maintain continued employment with Holder’s employer (as to which the Company has an interest in maintaining management stability).
(f)By accepting the grant of the RSUs and Dividend Equivalents and not renouncing it, Holder is deemed to have agreed to the provisions of this Section 3.5.
III.6Governing Law; Severability; Venue. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Any suit brought with respect to the Award, the Grant Notice, the Plan or this Agreement shall be brought in the state or federal courts sitting in San Diego County, California, the parties hereby waiving any claim or defense that such forum is not convenient or proper. The jurisdiction agreement contained in this Section 3.6 is made for the benefit of the Company only, and the Company retains the right to bring proceedings in any other court of competent jurisdiction. By signing the Grant Notice, Holder is deemed to have agreed to submit to such jurisdiction. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.
III.7Conformity to Securities Laws. Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
III.8Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Award shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
III.9Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall impair any rights or obligations under the Award in any material way without the prior written consent of Holder.
III.10Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s corporate headquarters or to the then-current email address for the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the most recent physical or email address for Holder listed in the Company’s personnel records. By a notice given pursuant to this Section 3.10, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
III.11Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.
III.12Section 409A. This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the Shares issuable pursuant to the RSUs and the Dividend Equivalents corresponding thereto shall be distributed to Holder no later than the later of: (a) the fifteenth (15th) day of the third month following Executive’s first taxable year in which such RSUs or Dividend Equivalents, as applicable, are no longer subject to a substantial risk of forfeiture, and (b) the fifteenth (15th) day of the third month following first taxable year of the Company in which such severance benefit is no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A of the Code and any Treasury Regulations and other guidance issued thereunder. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Each payment under this Agreement shall be considered a separate and distinct payment for purposes of Section 409A of the Code.
III.13Paperless Administration. By accepting this Award, Holder hereby agrees to receive documentation related to the Award by electronic delivery, such as a system using an internet website or interactive voice response, maintained by the Company or a third party designated by the Company.
III.14Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all oral, implied or written promises, statements, understandings, undertakings and agreements between the Company and Holder with respect to the subject matter hereof, including without limitation, the provisions of any employment agreement or offer letter regarding equity awards to be awarded to Holder by the Company, or any other oral, implied or written promises, statements, understandings, undertakings or agreements by the Company or any of its representatives regarding equity awards to be awarded to Holder by the Company.
III.15Data Protection. Holder hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Holder’s “Data” (as defined below) by and among, as applicable, the Company and its Subsidiaries (the “Company Group”) for the purpose of administering his or her participation in the Plan. For purposes of this Section 3.15, “Data” means Holder’s personal information, including, but not limited to, Holder’s name, home address and telephone number, date of birth, social security number, “cedula” or other identification number, salary, nationality, job title, any Shares of stock or directorships held in the Company and details of all Awards held by Holder. Holder understands that Data will be transferred to such stock plan service providers as may be selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan. Holder understands that the recipients of the Data may be subject to different data privacy laws and protections than those in Holder’s country. Holder authorizes the Company Group and any other possible recipients which may assist the Company with administering the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of administering Holder’s participation in the Plan. Holder understands that he or she may, at any time, request additional information about this consent (including a list with the names and addresses of all recipients of the Data), or withdraw this consent, by contacting in writing Holder’s local human resources representative. Withdrawal of this consent may affect Holder’s ability to participate in the Plan.
III.16Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
III.17Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.